EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350
(furnished but not filed)

In connection with the Quarterly Report of Boomerang Systems, Inc. (the Company) on Form 10-QSB for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), I Christopher Mulvihill, President of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Stanley J. Checketts

Stanley J. Checketts
Principal Executive Officer
May 23, 2008

A signed original of these written statements required by Section 1350 has been provided to Boomerang Systems, Inc. and will be retained by Boomerang Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.